EXHIBIT 10.5


                                                                       PSA
Public Securities Association
40 Broad Street, New York, NY 10004-2373
Telephone (212) 809-7000



                         MASTER REPURCHASE AGREEMENT



                                         Dated as of  April 11, 1994

Between:

DLJ Mortgage Capital, Inc. and/or
Donaldson, Lufkin & Jenrette Securities Corporation, as applicable
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and

Lomas Mortgage USA, Inc.
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1.   Applicability

     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

2.   Definitions

     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;
     (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;
     (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph (q) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date;
     (d)  "Confirmation", the meaning specified in Paragraph 3(b) hereof;
     (e) "Income", with respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon;
     (f)  "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;
     (g)  "Margin Excess", the meaning specified in Paragraph 4(b) hereof;
     (h) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);
     (i) "Price Differential", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);
     (j) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;
     (k) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;
     (l) "Purchase Date", the date on which Purchased Securities are transferred by Seller to Buyer;
     (m) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;
     (n) "Purchase Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchase Securities delivered pursuant to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);
     (o) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;
     (p) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchased Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;
     (q) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph (c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date.

3.   Initiation; Confirmation; Termination
     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.
     (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless the respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.
     (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.   Margin Maintenance
     (a) If at any time the aggregate Market Value of all Purchase Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchase Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).
     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).
     (c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.
     (d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).
     (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.   Income Payments
     Where a particular Transaction's terms extends over an Income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is payable either (i) transfer to or credit to the account of Seller an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

6.   Security Interest
     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.   Payment and Transfer
     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in
Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of the Securities.

8.   Segregation of Purchased Securities
     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to Buyer and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

     Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

          Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

     * Language to be used under 17 C.F.R. Section 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
     **Language to be used under 17 C.F.R. Section 403.5(d) if Seller is a financial institution.


9.   Substitution
     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.
     (b) In Transactions in which the Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  Representations
     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  Events of Default
     In the event that (i) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):
     (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.
     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph
(a) of this Paragraph (decreased as of any day by (A) any amounts retained by the nondefaulting party with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(i) of this Paragraph, and
(C) any amounts credited to the account of the defaulting party pursuant to subparagraph (e) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices owed by the defaulting party, and (iv) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession.
     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, the defaulting party's right, title and interest in all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.
     (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:
          (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and
          (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or
     (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.
     (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party (i) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the nondefaulting party for the Replacement Securities therefor. In addition, the defaulting party shall be liable to the nondefaulting party for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.
     (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of its option under subparagraph (a) of this Paragraph.
     (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.
     (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.  Single Agreement
     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  Notices and Other Communications
     Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex II attached hereto.

14.  Entire Agreement; Severability
     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  Non-assignability; Termination
     The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be canceled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

16.  Governing Law
     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  No Waivers, Etc.
     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  Use of Employee Plan Assets
     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.
     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.
     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and
(ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  Intent
     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.
     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

20.  Disclosure Relating to Certain Federal Protections
     The parties acknowledge that they have been advised that:
     (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;
     (b) in the case of Transactions in which one of the parties is government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
     (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


DLJ Mortgage Capital, Inc.          Lomas Mortgage USA, Inc.

[Name of Party]                     [Name of Party]


By   /s/ROD ENNICO                  By    /s/ROBERT E. BYERLEY, JR.
   ---------------------------         -------------------------------
Title    Senior Vice President      Title    Executive Vice President
       -----------------------            ----------------------------
Date    April 12, 1994              Date    April 11, 1994
      -------------------                -------------------






Donaldson, Lufkin & Jenrette        Lomas Mortgage USA, Inc.
  Securities Corporation

[Name of Party]                     [Name of Party]


By   /s/ROD ENNICO                  By    /s/ROBERT E. BYERLEY, JR.
   ---------------------------         -------------------------------
Title    Senior Vice President      Title    Executive Vice President
       -----------------------            ----------------------------
Date    April 12, 1994              Date    April 11, 1994
      -------------------                -------------------

                                   ANNEX I

                      Supplemental Terms and Conditions


The MASTER REPURCHASE AGREEMENT ("Agreement"), dated April 11, 1994 between DLJ MORTGAGE CAPITAL, INC. ("Buyer") and LOMAS MORTGAGE USA, INC. ("Seller"), is amended and supplemented as set forth below. All capitalized terms used herein are defined in the Agreement except to the extent such terms are amended or supplemented herein.

1. Paragraph 1 of the Agreement is amended by adding the following after the word "instruments" and before the parenthetical "("Securities")" in the second line thereof:

     "or whole mortgage loans or any interests in any whole mortgage loans, including, without limitation, mortgage participation certificates and mortgage pass-through certificates".

2. Subparagraph 2(a) of the Agreement is amended by adding the following after the word "any" and before the word "bankruptcy" in the second line thereof:

     "conservatorship or receivership (within the meaning of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989),".

3. Subparagraph 2(a) of the Agreement is further amended by adding the following after the word "a" and before the word "receiver" in the third line thereof:

     "conservator,".

4. Subparagraph 2(h) of the Agreement is amended by deleting the defined term "Market Value" and replacing it with the defined term "Assumed Repurchase Value", and the term Market Value throughout the Agreement shall be deemed to refer to the Assumed Repurchase Value.

5. Subparagraph 2(h) of the Agreement is amended by adding at the end thereof:

     "except that the Assumed Repurchase Value of any Securities that are loans secured by mortgages or deeds of trust on residential dwellings (such loans, "Mortgage Loans") as of any date shall be the dollar amount ascribed to such Mortgage Loans on that date by Buyer in its sole discretion, and shall not include any Income on such Mortgage Loans paid to and held by Seller pursuant to Paragraph 5 hereof, and the Assumed Repurchase Value of any Additional Purchased Securities shall be the fair market value thereof as determined by Buyer in its sole discretion"

6. Subparagraph 3(b) of the Agreement is amended by adding at the end of the first sentence:

     "In the case of Transactions involving Securities that are Mortgage Loans, (a) the Purchased Securities shall be identified on a detailed listing to be provided by Seller to Buyer (a "Mortgage Loan Schedule") attached to the related Confirmation, (b) the documents contained in the Mortgage File (defined in Paragraph 7) shall be delivered to the entity acting as bailee of and agent for DLJ with respect to any transaction contemplated hereunder ("Custodian") and held by Custodian pursuant to a Custody Agreement ("Custody Agreement"), among Seller, Buyer and Custodian pursuant to which Custodian shall, among other things, issue Trust Receipts as defined therein ("Trust Receipts"), and (c) the Mortgage Loans shall be serviced for Buyer by Seller or Seller's agent in accordance with Accepted Servicing Practices. "Accepted Servicing Practices" shall mean those servicing practices of prudent mortgage servicers servicing mortgage loans of the same type as the Mortgage Loans in those jurisdictions in which the related Mortgage Properties (defined in Paragraph 7) are located, but in no event shall such standards or practices be lower than the standards and practices of Seller with respect to its own portfolio of similar mortgage loans. For purposes of this Agreement, Accepted Servicing Practices shall also include the use of one or more accounts maintained at an independent depository institution approved by DLJ.

7. Paragraph 3(b) of the Agreement is further amended by deleting the last sentence and replacing it with the following:

     "In the event of any conflict between the Confirmation and this Agreement, the terms of such Confirmation shall prevail."

8. Subparagraph 3(c) of the Agreement is amended by adding at the end of the first sentence:

     "In the case of Transactions involving Securities that are Mortgage Loans, such demand by Buyer or Seller shall be for a repurchase of all Purchased Securities subject to the related Transaction and such demand shall be made no later than 5:00 p.m. New York City time on the business day preceding the day on which such termination will be effective, which termination shall also be on a business day. Upon receipt of the Repurchase Price in immediately available funds, Buyer shall deliver the Trust Receipt for such Transaction to Custodian for further disposition in accordance with the terms of the Custody Agreement.

9. Paragraph 4 of the Agreement is amended by adding new subparagraphs (f) and (g) as follows:

     "(f) In the case of Transactions involving Securities that are Mortgage Loans, (i) the percentage used in calculating Buyer's Margin Amount for such Transaction shall be as set forth in the related Confirmation and
     (ii) Additional Purchased Securities shall be limited to cash, Mortgage Loans, obligations issued by the United States government, the Federal National Mortgage Association ("FNMA"), or the Federal Home Loan Mortgage Corporation ("FHLMC"), or guaranteed by the Government National Mortgage Association ("GNMA"), and (iii) the provisions of subparagraphs
     (b), (d) and (e) of this Paragraph shall not apply.

     (g) The provisions of this paragraph 4 shall not be applicable to any Transaction as to which the Buyer (or an affiliate of the Buyer) agrees to purchase the related Securities on a forward delivery basis."

10. Paragraph 5 of the Agreement is amended by adding the following at the end of the last sentence:

     "Notwithstanding the foregoing and except as provided in Paragraph 11 of this Agreement, in the case of Transactions involving Securities that are Mortgage Loans, Seller shall be deemed to hold for the benefit of, and in trust for, Buyer all Income (including all scheduled and unscheduled principal and interest payments) received by Seller with respect to such Mortgage Loans. Seller shall service the Mortgage Loans, or supervise the servicing of the Mortgage Loans, for the benefit of Buyer in accordance with Accepted Servicing Practices. Upon request by Buyer, Seller will provide Buyer with reports substantially identical in form to FNMA's form 2010 remittance report with respect to all Mortgage Loans subject to a Transaction. Within three business days of its receipt of each such report, Buyer either (i) shall determine that a Margin Deficit has occurred and direct Seller to pay to Buyer all Income received in the period covered by such report to the extent of such Margin Deficit, in which case Buyer shall be deemed to have released any excess Income to Seller, or (ii) shall determine that a Margin Deficit has not occurred, in which case Buyer shall be deemed to have released all such Income to Seller."

11. Paragraph 6 of the Agreement is amended by adding the following after the word "the" and before the words "Purchased Securities" in the fourth line thereof:

     "Seller's right (including the power to convey title thereto), title and interest in and to the".

12. Paragraph 6 of the Agreement is amended by adding the following after the words "Purchased Securities" and before the word "with" in the fourth line thereof:

     ", the contractual right to receive payments, including the right to payments of principal and interest and the right to enforce such payments, arising from or under any of the Purchased Securities, the contractual right to service each Mortgage Loan, any sub-servicing agreements with respect to each Mortgage Loan, and all documents in each Mortgage File,".

13. Paragraph 6 of the Agreement is amended by adding the following after the word "all" and before the word "proceeds" in the fifth line thereof:

     "income, payments, products and".

14. Paragraph 6 of the Agreement is amended by adding the following after the word "thereof" and before the period in the fifth line thereof:

     "(the "Collateral")".

15. Paragraph 6 of the Agreement is amended by adding the following at the end of the last sentence of Paragraph 6:

     "In such event, the parties hereto intend to create for the benefit of Buyer, as secured party, a legally valid and enforceable first priority perfected security interest in the Collateral. On or prior to each Purchase Date, Seller shall cause to be filed in the appropriate filing offices of the jurisdiction in which Seller maintains its place of business, or its chief executive office if Seller has more than one place of business, in accordance with applicable law, Uniform Commercial Code financing statements naming Seller as debtor, Buyer as secured party, and identifying the Collateral as collateral."

16. Paragraph 7 of the Agreement is amended by adding the following at the end of the last sentence of Paragraph 7:

     "In the case of Transactions involving Securities that are Mortgage Loans, the transfer of such Mortgage Loans for the purposes of this Paragraph 7 shall include the delivery to the Custodian of the following documents (the "Mortgage File") with respect to each Mortgage Loan, as set forth in the Custody Agreement:

     (i) the original note or other evidence of indebtedness ("Mortgage Note") of the obligor thereon (each obligor a "Mortgagor"), endorsed to the order of or assigned to Seller by the holder/payee thereof, without recourse, together with all intervening endorsements, and endorsed by Seller, without recourse, in blank;

     (ii) the original or certified copy of the mortgage, deed of trust or other instrument ("Mortgage") creating a first lien on the underlying property securing the Mortgage Loan (the "Mortgaged Property"), naming Seller as the "mortgagee" or "beneficiary" thereof, and bearing on the face thereof the address of Seller as provided in Paragraph 13 of this Agreement, or, if the Mortgage does not name Seller as the mortgagee/beneficiary, the Mortgage, together with an instrument of assignment assigning the Mortgage, individually or together with other Mortgages, to Seller and bearing on the face thereof the address of Seller as provided in Paragraph 13 of this Agreement, and, in either case, bearing evidence acceptable to Buyer that such instruments have been or are currently being submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located);

     (iii) an original assignment of Mortgage with assignee in blank but otherwise in recordable form, but not recorded, and all intervening assignments, if any;

     (iv) an original copy or a copy of any assumption, modification, extension or guaranty agreement relating to the Mortgage Loan;

     (v) if the Mortgage Note or Mortgage or any other material (as determined by Buyer in its reasonable discretion) document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the power of attorney or other instrument that authorized and empowered such person to sign; and

     (vi) with respect to any Mortgage Loan subject to an existing lien, an original executed Warehouse Lender Release Letter substantially in the form attached to the Custody Agreement, duly executed by the appropriate party."

17. Paragraph 8 of the Agreement is amended by deleting the last sentence and substituting the following:

     "Title to all Purchased Securities (except Securities that are Mortgage Loans) shall pass to Buyer. In the case of Mortgage Loans, upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in Paragraphs 3(c) or 11 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File, is vested in Buyer and record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans by Seller. Further, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 11 hereof. Upon termination of any Transaction as set forth in Paragraph 3(c) of this Agreement, Buyer agrees to execute promptly endorsements of the Mortgage Notes, assignments of the Mortgages and UCC-3 assignments, to the extent that such documents are prepared by Seller for Buyer's execution, are delivered to Buyer by Seller, and are necessary to reconvey without recourse to Seller. Buyer agrees to cooperate with Seller to identify documents that may be required to effect such reconveyance to Seller."

18. Subparagraph 9(b) of the Agreement is amended by adding the following after the word "substituted" and before the period in the fifth line thereof:

     "; provided, further, that, in the case of Transactions involving Securities that are Mortgage Loans, Seller's retention of any document in any Mortgage File shall be held by Seller in trust for Buyer for purposes of servicing the related Mortgage Loan and shall not be deemed to constitute Seller's retention of custody of the Purchased Securities for purposes of this subparagraph."

19. Paragraph 10 of the Agreement is amended by replacing the word "and" before clause (v) with a comma, and adding the following clause at the end of the first sentence of Paragraph 10 after the word "affected" and before the period:

     "and (vi) Seller and Buyer have executed the Confirmation contemporaneously with the sale of the Purchased Securities by Seller to Buyer and the transfer of the Purchase Price by Buyer to Seller, or, in the event that the Transaction is deemed to constitute a loan, contemporaneously with the grant of the security interest in the Collateral by Seller to Buyer pursuant to Paragraph 6 hereof and the transfer of the consideration therefor, consisting of the extension of the Purchase Price, which represents the loan proceeds, by Buyer to Seller."

20. Paragraph 10 of the Agreement is amended by deleting the second sentence of Paragraph 10 and substituting the following:

     "In addition to the foregoing, in the case of Transactions involving Securities that are Mortgage Loans, Seller represents and warrants to Buyer that, as to each Mortgage Loan and the related Mortgage and Mortgage Note as of the Purchase Date unless otherwise indicated:

     (A) The information set forth in the related Mortgage Loan Schedule and all other information or data furnished by, or on behalf of, Seller to Buyer is complete, true and correct in all material respects, and Seller acknowledges that Buyer has not verified the accuracy of such information or data.

     (B) Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Seller has good and marketable title thereto, and has full right and authority to transfer and sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

     (C) All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time during the 12 month period immediately preceding the Purchase Date.

     (D) To Seller's knowledge there are no defaults in complying with the terms of the Mortgage, and all taxes, assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Purchase Date.

     (E) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of Buyer and which has been delivered to Buyer. The substance of any such waiver, alteration or modification has been approved by the issuer of any related primary mortgage insurance policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related primary mortgage insurance policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to Buyer and the terms of which are reflected in the Mortgage Loan Schedule.

     (F) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (G) Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of prudent lenders conducting business in the area in which the Mortgaged property is located. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of prudent lenders conducting business in the area in which the Mortgaged Property is located. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Seller has not engaged in, and has no knowledge of the Mortgagor's or any other party's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

     (H) Any and all requirements of any federal, state or local law applicable to the Mortgage Loan have been complied with.

     (I) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

     (J) The Mortgaged Property consists of a parcel or parcels of real property improved by one or more detached multifamily housing structures comprising five or more dwelling units and used exclusively for residential purposes ("Multifamily Property"), or a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable FNMA and FHLMC requirements regarding such dwellings and that no residence or dwelling is a mobile home. No portion of the Mortgaged Property is used for commercial purposes.

     (K) The Mortgage is a valid, enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to (1) the lien of current real property taxes and assessments not yet due and payable,
     (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     (L) Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein and Seller has full right to sell and assign the same to Buyer.

     (M) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

     (N) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been duly complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

     (O) To Seller's knowledge, all parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are or, during the period in which they held and disposed of such interest, were (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (a) organized under the laws of such state, or
     (b) qualified to do business in such state, or (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state.

     (P) Unless otherwise agreed to in writing by Buyer, the Mortgage Loan has a loan-to-value ratio equal to or less than 90%. Either (a) the original loan-to-value ratio of the Mortgage Loan was not more than 80% or (b) the excess over 75% is and will be insured as to payment defaults by a primary mortgage insurance policy until the loan-to-value ratio of such Mortgage Loan is reduced to 80%. All provisions of such primary mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a primary mortgage insurance policy obligates the Mortgagor thereunder to maintain the primary mortgage insurance policy and to pay all premiums and charges in connection therewith. The interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.

     (Q) The Mortgage Loan is covered by either (1) an attorney's opinion of title and abstract of title, the form and substance of which are acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (2) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (K) of this Paragraph 10. Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policy.

     (R) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

     (S) To Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material, and no rights are outstanding that under the law could give rise to such liens, affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

     (T) All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

     (U) The Mortgage Loan was originated by Seller, a FNMA-, FHLMC- or HUD-approved mortgage banker, a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage
     Note is payable on the first day of each month in equal monthly installments of a principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

     (V) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure.

     (W) The Mortgage Loan was underwritten in accordance with Seller's underwriting standards in effect at the time the Mortgage Loan was originated. The Mortgage Loan is in conformity with the standards of Seller under one of its home mortgage purchase or refinance programs.

     (X) To Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

     (Y) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in
     (K) above.

     (Z) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

     (AA) Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to generally cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

     (BB) The documents contained in the Mortgage File and any other documents required to be delivered under this Agreement have been delivered to Custodian.

     (CC) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

     (DD) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

     (EE) For Mortgage Loans which contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Customer, the mortgagor or anyone on behalf of the mortgagor, which may constitute a "buydown" provision, the amount of each assistance payment shall be the sum necessary to make up the difference between the monthly principal and interest payment required by the terms of the note and the reduced monthly payment, as stated in the buydown certification. However, if for any reason the assistance payments from the escrow funds are not made by the escrow agent as contemplated, it shall be the obligation of the mortgagor to make the monthly payments required by the terms of the note. For graduated payment Mortgage Loans, the scheduled annual payment adjustments are sufficient to cover all interest due and to fully amortize the loan in 15 years. No Mortgage Loan contains a shared appreciation or other contingent interest feature.

     (FF) Any future advances made prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

     (GG) The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

     (HH) The origination and collection practices used with respect to the Mortgage Loan have been in accordance with generally accepted servicing practices in the industry, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note.

     On the Purchase Date for any Transaction, Seller shall be deemed to make all of the foregoing representations and warranties."

21. Paragraph 11 is amended by inserting the words ", other than any representation made by Seller as to a particular Mortgage Loan," after the words "made by Seller or Buyer" on the fourth line thereof.

22. Subparagraph 11(d) of the Agreement is amended by deleting the words that precede Subparagraph 11(d)(i) and replacing them with the words "The non-defaulting party may with concurrent immediate notice to the defaulting party:".

23. Subparagraph 11(d)(i) of the Agreement is amended by adding the following after the word "hereunder" and before the semicolon on the ninth line thereof:

     "and in either case upon the determination and receipt by Buyer, in a manner deemed final and complete by Buyer in its reasonable judgment, of the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party, including, without limitation, any unpaid fees, expenses or other amounts owing to the Custodian under the Custody Agreement, or to which Buyer is otherwise entitled hereunder, Buyer shall transfer the portion of the Collateral and proceeds thereof, including without limitation, any proceeds of a sale of the servicing rights to the Mortgage Loans, held by Buyer following such receipt to either (i) Seller, if in Buyer's reasonable judgment Seller is legally entitled thereto, (ii) such other party or person as is in Buyer's reasonable judgment is legally entitled thereto, or (iii) if Buyer cannot determine in its reasonable judgment the person or party entitled thereto, a court of competent jurisdiction."

24.  Paragraph 11 of the Agreement is amended by adding a new Subparagraph
     (i) as follows:

     "(i) Seller acknowledges that any delay in the ability of Seller to exercise its remedies pursuant to Paragraph 11 hereof shall result in irreparable injury to Buyer."

25. Paragraph 13 of the Agreement is amended by deleting the words "in Annex II attached hereto" and replacing them with the words "at the end of this Annex I."

26. Paragraph 14 of the Agreement is amended by inserting the words "with respect to Securities that consist of Mortgage Loans" after the word "transactions" and before the period on the second line thereof.

27. Subparagraph 19(a) of the Agreement is amended by adding a new sentence at the end:

     "The parties also recognize that each Transaction, this Agreement and each Confirmation constitute a "qualified financial contract" as that term is defined in Section 11(e)(8)(D)(i) of the Federal Deposit Insurance Act ("FDIA"), a "repurchase agreement" as that term is defined in Section 11(e)(8)(D)(v) of the FDIA, and a "securities contract" as that term is defined in Section 11(e)(8)(D)(ii) of the FDIA. The parties further agree and acknowledge that this Agreement constitutes a "master agreement" within the meaning of Section 11(e)(8)(A)(iii) of the FDIA and The FDIC Statement of Policy on Qualified Financial Contracts, dated December 12, 1989 and The RTC Statement of Policy on Qualified Financial Contracts, dated December 12, 1989 (collectively, the "Policy Statements"), an "ancillary agreement" within the meaning of the Policy Statements and a "security arrangement" within the meaning of Sections 11(e)(8)(A)(ii) and 11(e)(8)(E)(ii) of the FDIA and the Policy Statements."

28. Subparagraph 19(b) of the Agreement is amended by adding a new sentence at the end:

     "It is also understood that either party's rights to liquidate Collateral delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is (i) a right to cause the termination or liquidation of a qualified financial contract with an insured depository institution that arises upon the appointment of the FDIC or the Resolution Trust Corporation as receiver for such institution at any time after such appointment, as described in
     Section 11(e)(8)(A)(i) of the FDIA, (ii) a right under a security arrangement related to a contract or agreement described in clause (i) above, as described in Section 11(e)(8)(A)(ii) of the FDIA, (iii) a right to offset or net out any termination value, payment amount, or other transfer obligation arising under or in connection with one or more contracts and agreements described in clause (i) above, including any master agreement for such contracts or agreements, as described in
     Section 11(e)(8)(A)(iii) of the FDIA, (iv) a right to cause the termination, liquidation or acceleration of a qualified financial contract with a depository institution in a conservatorship based upon a default under such financial contract that is enforceable under applicable non-insolvency law, as described in Section 11(e)(8)(E)(i) of the FDIA, (v) a right under a security arrangement relating to a qualified financial contract, as described in Section 11(e)(8)(E)(ii) of the FDIA, and (vi) a right to offset or net out any termination values, payment amounts, or other transfer obligations arising under or in connection with a qualified financial contract, as described in Section 11(e)(8)(E)(iii) of the FDIA."

29. Subparagraph 20(c) is amended by deleting the words "the Federal Savings and Loan Insurance Corporation" in the third line thereof and substituting therefor the following:

     "through either the Bank Insurance Fund or the Savings Association Insurance Fund,"

30. Seller shall promptly provide such further assurances or agreements as Buyer may request in order to effect the purposes of this Agreement, including, without limitation, the delivery of any further documents to ensure that this Agreement, each Confirmation and each Transaction constitutes a "qualified financial contract", as that term is defined in
     Section 11(e)(8)(D)(i) of the FDIA, and to ensure that Buyer maintains a first priority perfected security interest in the Collateral.

31. Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, completing or correcting any endorsement of a Mortgage Note or assignment of a Mortgage, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Collateral and to give full discharge for the same.

32. Seller shall pay all expenses to administer this Agreement, including the fees and expenses of legal counsel and Custodian. Seller shall promptly pay as and when payment is due all of fees relating to this Agreement.



LOMAS MORTGAGE USA, INC., as Seller


By:  /s/ROBERT E. BYERLEY, JR.
    --------------------------
Name:    ROBERT E. BYERLEY, JR.
       ------------------------
Title:    Executive Vice President
        --------------------------

DLJ MORTGAGE CAPITAL, INC., as Buyer

By:    /s/ROD ENNICO
     -------------------
Name:    Rod Ennico
       -----------------
Title:    Senior Vice President
        -----------------------
140 Broadway, 40th Floor, New York, NY  10005-1285
Attention:  Whole Loan Funding/Rod Ennico
Telephone:  212-504-8071
Facsimile:  (212) 504-8072

                                  ANNEX II

           Names and Addresses for Communications Between Parties